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                                                                    Exhibit 99.1


                       INNOVATIVE CLINICAL SOLUTIONS, LTD.
                               10 Dorrance Street
                                    Suite 400
                         Providence, Rhode Island 02903

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T


                                                June 5, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-0408

Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Innovative Clinical Solutions, Ltd. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the January 31, 2002 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates and Andersen to conduct the relevant portions of the audit.

                                           Very truly yours,

                                           INNOVATIVE CLINICAL SOLUTIONS, LTD.

                                           /s/ Michael T. Heffernan

                                           Michael T. Heffernan
                                           Chairman